EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Smith Micro Software, Inc. on Form S-8 of our report dated March 22, 2004, appearing in the Annual Report on Form 10-K of Smith Micro Software, Inc. for the year ended December 31, 2003.

Deloitte & Touche LLP

Costa Mesa, California
February 28, 2005